EXHIBIT 20.2
SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 30, 2006
     This SIXTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among WASTE SERVICES (CA) INC., an Ontario corporation formerly known as CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. (“WSCI”), WASTE SERVICES, INC., a Delaware corporation (the “Borrower”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     A. The Borrower, WSCI, the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Canadian Agent, entered into an Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, modified or supplemented prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
     B. The Borrower and WSCI have advised the Administrative Agent and the Lenders that they intend to make certain Permitted Acquisitions, and that they intend to fund the purchase price of such Permitted Acquisitions with borrowings of Incremental Term Loans.
     C. Pursuant to the Credit Agreement, the Incremental Term Loan Commitment Termination Date is March 31, 2006 (or, if earlier the date on which the Incremental Term Loan Commitments are terminated in full pursuant to Section 2.10 of the Credit Agreement); provided, however, that the Borrower and WSCI have informed the Administrative Agent and the Lenders that the closing dates for such Permitted Acquisitions will not have occurred by such date.
     D. In connection with the foregoing, the Borrower and WSCI have requested that the Administrative Agent and the Incremental Term Loan Lenders amend the Credit Agreement to extend the Incremental Term Loan Commitment Termination Date to May 31, 2006, as more fully set forth herein, and the Administrative Agent and the Incremental Term Loan Lenders are, on the terms and conditions stated below, willing to grant such request.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.   Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:

          (a) The definition of “Incremental Term Loan Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is hereby amended to delete the date “March 31, 2006” and insert the date “May 31, 2006” in lieu thereof
          (b) Section 2.9(b) of the Credit Agreement is hereby amended to delete the phrase “March 31, 2006, or, if earlier, on the Incremental Term Loan Commitment Termination Date.” and insert the phrase “each of March 31, 2006 and May 31, 2006 (or, if earlier, the Incremental Term Loan Commitment Termination Date).”
2.   Conditions to Effectiveness. The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
          (a) the Administrative Agent shall have (i) executed this Amendment and shall have received written authorization to execute this Amendment from each of the Incremental Term Loan Lenders on behalf of such Lenders, (ii) received counterparts of this Amendment signed by each of WSCI, the Borrower and the Administrative Agent, and (iii) received counterparts of the consent of the Guarantors attached hereto as Annex 1 (the “Consent”) executed by each of the Guarantors;
          (b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
          (c) the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented; and
          (d) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
3.   Representations and Warranties. Each of WSCI and the Borrower represents and warrants jointly and severally to the Administrative Agent and the Lenders as follows:
          (a) Authority. Each of WSCI and the Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance by each of WSCI and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by each of WSCI, the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.

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          (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of WSCI and the Borrower. The Consent has been duly executed and delivered by each of the Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided herein.
          (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
          (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
          (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
4.   Reference to and Effect on Credit Agreement.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.

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          (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
5.   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
6.   Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.   Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

WASTE SERVICES, INC., as Borrower
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President, General Counsel and Secretary

WASTE SERVICES (CA) INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Frank P. Turner
	Name:	Frank P. Turner
	Title:	Vice President

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Annex 1
CONSENT OF GUARANTORS
Each of the undersigned is a Guarantor of the Obligations of the Borrower and/or of WSCI under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.
     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 30th day of March 2006.
[Signature pages follow]

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

CACTUS WASTE SYSTEMS, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

WASTE SERVICES OF ARIZONA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES OF FLORIDA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

[Signature Page]

JONES ROAD LANDFILL AND RECYCLING, LTD., by Jacksonville Florida Landfill, Inc., its General Partner
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

FORT BEND REGIONAL LANDFILL LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

RUFFINO HILLS TRANSFER STATION LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES OF ALABAMA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES LIMITED PARTNER, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

[Signature Page]

WS GENERAL PARTNER, LLC, by Waste Services, Inc., its Sole Member
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President, General Counsel and Secretary

RAM-PAK COMPACTION SYSTEMS LTD.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

6045341 CANADA INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

[Signature Page]

WSI WASTE SERVICES OF TEXAS LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

[Signature Page]